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                                                                 EXHIBIT 10.5

                                THE GEON COMPANY

                   SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN


         1. PURPOSE. The Geon Company Senior Executive Management Incentive Plan (the "Senior Executive MIP") has been established to provide opportunities to certain key executive personnel to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary, and for their contributions to strong performance of the Company. The Senior Executive MIP is designed to provide a competitive level of performance-based incentive compensation when all relevant performance objectives are achieved.

         2. ADMINISTRATION. The Senior Executive MIP will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized to interpret the Senior Executive MIP and to establish and maintain guidelines necessary or desirable for the administration of the Senior Executive MIP. Decisions and determinations of the Committee shall be binding on all persons claiming rights under the Senior Executive MIP.

         3.      ELIGIBILITY.

         (a) Participation in the Senior Executive MIP will be limited to those key executive personnel who have the potential to influence significantly and positively the performance of the Company. Participants will include such key executive officers of the Company who, based upon the recommendation, in writing, of the Chief Executive Officer of the Company, may be selected by the Committee annually.

         (b) To be eligible for participation in any particular year during the term of the Senior Executive MIP (a "Plan Year"), a key executive must have assumed the duties of an incentive-eligible position and have been selected for participation in the Senior Executive MIP within 90 days of the commencement of the applicable Plan Year. Additionally, employees who, following such 90-day period, are hired or promoted into an incentive-eligible position will participate in the Senior Executive MIP Plan for the Plan Year in which they are hired or promoted based on their base salary (pro-rated) and at the target award level associated with the position. The current list of the incentive-eligible positions, which may be amended for each Plan Year by the Committee within 90 days of the commencement of the applicable Plan Year, is attached as Attachment A hereto. To receive any award, the participant must remain employed by the Company through December 15 of the applicable Plan Year.

         4.      PARTICIPANT CATEGORIES; TARGET AWARD LEVELS.

         (a) For each Plan Year, each participant will be assigned to an incentive category based on organizational level and potential impact on Company results. Participant categories define the target level of incentive opportunity ("Incentive


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Percentage") stated as a percentage (up to a maximum of 200%) of base salary that will be available to the participant upon achievement of the Performance Targets (as hereinafter defined) for the applicable Plan Year.

         (b) Category assignments for each Plan Year (other than that of the Chief Executive Officer) will be based on the recommendation of the Chief Executive Officer of the Company and will be approved by the Compensation Committee within 90 days of the commencement of the applicable Plan Year. The category assignment for the Chief Executive Officer of the Company will be determined and approved by the Compensation Committee within 90 days of the commencement of the applicable Plan Year.

         5.      PERFORMANCE MEASURES AND TARGETS.

         (a) Within 90 days of the commencement of each applicable Plan Year, the Committee shall determine the performance goal target level ("Performance Target") applicable to the measures of Company performance ("Performance Measures") which must be achieved in order for any awards to paid under the Senior Executive MIP. The Performance Measures will include one or more of the following, as determined by the Committee for each Plan Year: (i) return to stockholders, (ii) cash flow, (iii) return on equity, (iv) Company created income (for example, income due to Company initiated cost reductions or productivity improvements), (v) sales growth, (vi) earnings and earnings growth, (vii) return on assets, (viii) stock price, (ix) earnings per share,
(x) market share, (xi) customer satisfaction, and (xii) safety and for environmental performance.

         (b) The Performance Measures selected by the Committee for each Plan Year will be weighted by the Committee to reflect their relative importance to the Company in the applicable Plan Year. The weightings of the Performance Measures shall also be determined by the Committee within 90 days of the commencement of each applicable Plan Year.

         6. CERTIFICATION OF ACHIEVEMENT. Promptly following the end of each Plan Year the Committee will meet to certify achievement by the Company of the Performance Targets for the applicable Plan Year and, if such goals have been achieved, to review management recommendations and approve actual awards under the Senior Executive MIP.

         7.      DETERMINATION OF AWARDS.

         (a) If all of the Performance Targets are achieved, the amount of incentive awards available for payment under the Senior Executive MIP will be the product of the participant's salary and the Incentive Percentage; provided that the maximum annual dollar award (after giving effect to the 25% premium for restricted stock deferrals provided for in Section 8) paid to any participant for any one Plan Year will be $1,000,000.



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         (b)     If one or more, but less than all, of the Performance Targets are achieved, the percentage will be reduced from 100% based on the weightings assigned to the Performance Measures with respect to which the Performance Targets were met. For example, if there were three Performance Measures selected for a Plan Year with each Performance Measure having an equal weighting, i.e. 33-1/3%, and the Performance Targets for only two of the Performance Measures were achieved, the amount of the available incentive award would be 66-2/3% of the product of the participant's salary and the Incentive Percentage. No awards will be paid under the Senior Executive MIP if none of the Performance Targets is achieved.

         (c) Notwithstanding the amount of any available incentive award under the Senior Executive MIP, the Committee may, in its discretion, reduce or eliminate the amount of any incentive award actually paid to a participant based on individual performance or otherwise. In no event may the Committee increase the amount of any available incentive award provided for under the Senior Executive MIP.

         8.      PAYMENT OF AWARDS.

         (a) Awards will be paid as soon as practicable after approval by the Committee. A portion of each participant's award, as determined by the Committee within 90 days of the commencement of the applicable Plan Year, will be paid in the form of restricted stock (the "Basic Deferral"). Participants will also have the opportunity to elect additional optional deferrals so that they may receive up to 100% of their award, if any, as restricted stock.

         (b) Any award paid as restricted stock will be enhanced with a 25% "premium", i.e. for every $100 deferred, the participant will receive $125 in restricted stock. Restrictions on the stock will be determined by the Committee at the time awards are approved in accordance with the provisions of the Company's Incentive Stock Plan. The number of shares of restricted stock to be delivered to a participant in respect of his or her incentive award under the Senior Executive MIP shall be determined by dividing the dollar amount of the incentive award (after giving effect to the 25% premium for restricted stock deferrals) under the Senior Executive MIP by the fair market value of one share of the Company's common stock on the first business day of the year immediately succeeding the Plan Year in respect of which the incentive award is made; provided, that in no event shall the sum of the cash portion of the incentive award and the fair market value (determined as of the date the award is approved by the Committee) of any restricted stock deliverable in respect of the award exceed 120% of the amount of the incentive award (after giving effect to the 25% premium for restricted stock deferrals).

         (c) For purposes of the Senior Executive MIP, fair market value of one share of stock shall be the mean of the high and low prices of the Company's common stock on the relevant date (or, if no sale was made on such date, then on the next preceding date on which such a sale was made) on The New York Stock Exchange (or, if the Company's common stock is reported on NASDAQ National Market System, then on such system). If the Company's common stock is not listed or reported on The


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New York Stock Exchange or the NASDAQ National Market System, the fair market value of one share of stock shall be as determined by the Committee.

         (d) Any portion of a participant's award not paid as restricted stock will be paid in cash.

         9.      OTHER PROVISIONS.

         (a) No awards under the Senior Executive MIP are to be considered earned until received.

         (b) Awards to participants who serve in incentive-eligible positions for less than a full year, or who within a year serve in two or more positions that are of significantly difference size, may be adjusted on a pro rata basis.

         10.     PAYMENT UPON CHANGE IN CONTROL.

         (a) Anything to the contrary notwithstanding, within five days following the occurrence of a "Change in Control" (as defined in Attachment B hereto), the Company shall pay to each participant an interim lump-sum cash payment (the "Interim Payment") with respect to his or her participation in the Senior Executive MIP. The amount of the Interim Payment shall equal the product of the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the calendar year in which the Change in Control occurs and one-twelfth of the greater of (i) the amount most recently paid to each participant for a full calendar year, or (ii) the level of incentive opportunity for each participant in effect prior to the Change in Control for the calendar year in which the Change in Control occurs, in each case under the terms of the Senior Executive MIP.

         (b) The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Senior Executive MIP, but any Interim Payment made shall be offset against any later payment required to be made under the terms of the Senior Executive MIP for the Plan Year in which a Change in Control occurs. In no event shall any participant be required to refund to the Company, or have offset against any other payment due any participant from or on behalf of the Company, all or any portion of the Interim Payment.

         11.     AMENDMENT; TERM OF THE SENIOR EXECUTIVE MIP.

         (a) The Senior Executive MIP may be amended by the Committee to the extent required in order to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder regarding "performance-based" compensation.

         (b) The Senior Executive MIP will, subject to stockholder approval at the 1995 Annual Meeting, be effective for the year beginning January 1, 1995 and remain in effect thereafter until terminated by the Committee.


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                                  ATTACHMENT A

                                THE GEON COMPANY

                   SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN

              INCENTIVE ELIGIBLE POSITIONS FOR THE 1995 PLAN YEAR


       Chairman of the Board and President and Chief Executive Officer

       Senior Vice President, Operations

       Chief Financial Officer, Senior Vice President, Human Resources

       Senior Vice President, Commercial

       Vice President, General Counsel and Secretary

       Vice President, Research and Development





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                                  ATTACHMENT B

                                THE GEON COMPANY

                   SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN

                       DEFINITION OF "CHANGE IN CONTROL"


                 For purposes of the Senior Executive Management Incentive Plan, "Change in Control" shall mean:

                 (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company of any of its subsidiaries, (C) any acquisitions by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which following such acquisition, more than 70% of; respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                 (b) During any period of two consecutive years, individuals who, at of the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a


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         member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act);

                 (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of; respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                 (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.





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